Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2011 Stock Incentive Plan, 2024 Incentive Award Plan and 2024 Employee Stock Purchase Plan of Fractyl Health, Inc. of our report dated August 22, 2023 (except for Note 17, as to which the date is January 26, 2024), included in the Registration Statement (Form S-1 No. 333-276046) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 5, 2024